Exhibit 99.2
XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended
	March 31,
(in thousands, except share and per share data)	2008	2007
Revenue:
Subscription	$275,725	$236,486
Activation	5,144	4,654
Merchandise	4,321	5,297
Net ad sales	9,118	7,478
Other	14,146	10,197

Total revenue	308,454	264,112

Operating expenses:
Cost of revenue (excludes depreciation & amortization, shown below):
Revenue share & royalties	68,822	47,426
Customer care & billing operations(1)	34,310	27,928
Cost of merchandise	8,551	18,277
Ad sales(1)	4,703	3,385
Satellite & terrestrial(1)	13,181	13,882
Broadcast & operations:
Broadcast(1)	6,960	6,544
Operations(1)	10,491	9,716

Total broadcast & operations	17,451	16,260
Programming & content(1)	51,562	43,952

Total cost of revenue	198,580	171,110
Research & development (excludes depreciation & amortization, shown below)(1)	11,020	7,310
General & administrative (excludes depreciation & amortization, shown below)(1)	30,729	34,185
Marketing (excludes depreciation & amortization, shown below):
Retention & support(1)	11,797	9,756
Subsidies & distribution	71,524	43,602
Advertising & marketing	26,501	32,809

Marketing	109,822	86,167
Amortization of GM liability	6,504	6,504

Total marketing	116,326	92,671
Depreciation & amortization	45,483	46,882

Total operating expenses(1)	402,138	352,158

Operating loss	(93,684)	(88,046)

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS—(Continued)

	Three months ended
	March 31,
(in thousands, except share and per share data)	2008	2007
Other income (expense):
Interest income	1,675	3,544
Interest expense	(29,327)	(27,609)
Loss from de-leveraging transactions	—	(2,965)
Equity in net loss of affiliate	(4,177)	(5,425)
Minority interest	(3,238)	(1,697)
Other income (expense)	(187)	444

Net loss before income taxes	(128,938)	(121,754)
Provision for deferred income taxes	(331)	(684)

Net loss	$(129,269)	$(122,438)

Net loss per common share—basic and diluted	$(0.42)	$(0.40)
Weighted average shares used in computing net loss per common share—basic and diluted	309,674,526	305,877,670

(1)These captions include non-cash share-based payment expense as follows:

	Three months ended
	March 31,
(in thousands)	2008	2007
Customer care & billing operations	$889	$440
Ad sales	607	356
Satellite & terrestrial	642	520
Broadcast	793	600
Operations	470	378
Programming & content	2,543	2,166
Research & development	2,463	1,726
General & administrative	6,052	6,048
Retention & support	3,045	1,897

Total share-based payment expense	$17,504	$14,131
See accompanying Notes to the unaudited Condensed Consolidated Financial Statements.

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(in thousands, except share and per share data)	2008	2007
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$211,542	$156,686
Accounts receivable, net of allowance for doubtful accounts of $6,720 and $5,870	56,657	63,617
Due from related parties	15,153	18,028
Related party prepaid expenses	84,593	80,610
Prepaid programming content	70,817	28,262
Prepaid and other current assets	32,099	39,135

Total current assets	470,861	386,338
System under construction	161,772	151,142
Property and equipment, net of accumulated depreciation and amortization of $997,788 and $952,751	677,509	710,370
DARS license	141,412	141,412
Intangibles, net of accumulated amortization of $9,798 and $9,483	3,064	3,379
Deferred financing fees, net of accumulated amortization of $29,810 and $27,766	32,546	34,590
Due from related party, net of current portion	4,697	3,554
Related party prepaid expenses, net of current portion	132,029	137,586
Investments	33,259	36,981
Prepaid and other assets, net of current portion	5,025	3,878

Total assets	$1,662,174	$1,609,230

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$56,291	$55,010
Accrued expenses	161,166	216,114
Accrued interest	39,671	16,827
Current portion of long-term debt	8,978	9,153
Due to related parties	64,819	65,746
Subscriber deferred revenue	423,066	416,361
Deferred income	9,993	9,915

Total current liabilities	763,984	789,126
Long-term debt, net of current portion	1,666,819	1,480,639
Subscriber deferred revenue, net of current portion	103,173	98,565
Deferred income, net of current portion	123,809	124,888
Other non-current liabilities	42,159	40,569

Total liabilities	2,699,944	2,533,787

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS—(Continued)

	March 31,	December 31,
(in thousands, except share and per share data)	2008	2007
	(unaudited)
Commitments and contingencies
Minority interest	60,208	59,746
Stockholders’ deficit:
Series A convertible preferred stock, par value $0.01 (liquidation preference of $51,370 at March 31, 2008 and December 31, 2007); 15,000,000 shares authorized, 5,393,252 shares issued and outstanding at March 31, 2008 and December 31, 2007	54	54
Class A common stock, par value $0.01; 600,000,000 shares authorized, 319,496,266 shares and 316,684,482 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	3,195	3,167
Accumulated other comprehensive income, net of tax	9,345	8,966
Additional paid-in capital	3,199,554	3,184,367
Accumulated deficit	(4,310,126)	(4,180,857)

Total stockholders’ deficit	(1,097,978)	(984,303)

Total liabilities and stockholders’ deficit	$1,662,174	$1,609,230
See accompanying Notes to the unaudited Condensed Consolidated Financial Statements.

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended
	March 31,
(in thousands)	2008	2007
Cash flows from operating activities:
Net loss	$(129,269)	$(122,438)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for doubtful accounts	3,724	3,202
Depreciation and amortization	45,483	46,882
Amortization of deferred income related to XM Canada	(2,498)	(2,498)
Loss from de-leveraging transactions	—	2,965
Non-cash loss on equity in affiliate	4,177	5,425
Amortization of deferred financing fees and debt discount	2,447	2,602
Share-based payment expense	17,504	14,131
Provision for deferred income taxes	331	684
Minority interest	3,238	1,697
Other	(30)	(39)
Changes in operating assets and liabilities:
Decrease in accounts receivable	3,265	4,218
Decrease in due from related parties	1,733	5,319
Increase in prepaid programming content	(42,555)	(43,662)
Decrease in prepaid and other assets	7,633	1,408
Decrease in accounts payable, accrued expenses and other liabilities	(57,605)	(8,866)
Increase in accrued interest	22,844	16,222
(Decrease) increase in due to related parties	(927)	2,346
Increase in subscriber deferred revenue	11,312	26,478
Increase in deferred income	1,497	792

Net cash used in operating activities	(107,696)	(43,132)

Cash flows from investing activities:
Purchase of property and equipment	(10,180)	(24,872)
Additions to system under construction	(6,688)	(73,132)
Net maturity of restricted investments	—	1,702

Net cash used in investing activities	(16,868)	(96,302)

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS—(Continued)

	Three months ended
	March 31,
(in thousands)	2008	2007
Cash flows from financing activities:
Proceeds from exercise of warrants and stock options	77	1,857
Proceeds from financing of a consolidated variable interest entity	—	288,500
Proceeds from borrowing on bank credit facility	187,500	—
Repayment on financing of a consolidated variable interest entity	(61)	—
Payment of premiums on de-leveraging transactions	—	(2,965)
Payments to minority interest holder	(2,776)	—
Retirement of mortgages on corporate facilities	—	(38,877)
Payments on other borrowings	(2,946)	(3,975)
Deferred financing costs	—	(3,931)
Other, net	(2,374)	—

Net cash provided by financing activities	179,420	240,609

Net increase in cash and cash equivalents	54,856	101,175
Cash and cash equivalents at beginning of period	156,686	218,216

Cash and cash equivalents at end of period	$211,542	$319,391
See accompanying Notes to the unaudited Condensed Consolidated Financial Statements.

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(1) Nature of Business
XM Satellite Radio Inc. (“Inc.”) was incorporated on December 15, 1992 in the State of Delaware for the purpose of operating a digital audio radio service (“DARS”) under a license from the Federal Communications Commission (“FCC”). XM Satellite Radio Holdings Inc. (the “Company”, “Holdings”, or “XM”) was formed as a holding company for Inc. on May 16, 1997. The Company commenced commercial operations in two markets on September 25, 2001 and completed its national rollout on November 12, 2001.
As of March 31, 2008, the principal differences between the financial conditions of Holdings and Inc. were:
•	the ownership by Holdings of the corporate headquarters and data center buildings since August 2001 and September 2005, respectively, and the lease of these buildings to Inc.;

•	XM-1, XM-2, and XM-3, except for the B702 bus portion of XM-3, are owned by Inc.; the transponders of XM-4 are owned by Satellite Leasing (702-4) LLT, a separate legal entity subject to consolidation by the Company, and leased to Inc.; and XM-5 and the B702 bus portion of XM-3 and XM-4 are owned by Holdings;

•	the presence at Holdings of additional indebtedness, primarily the 1.75% Convertible Senior Notes due 2009, not guaranteed by Inc.;

•	the investments by Holdings in Canadian Satellite Radio (including related revenue and deferred income) and WorldSpace, Inc.; and

•	the existence of cash balances at Holdings.
Accordingly, the results of operations for Inc. and its subsidiaries are substantially the same as the results of operations for Holdings and its subsidiaries except that Inc. has:
•	additional rent, less depreciation and amortization expense and less other income, in each case principally related to Inc.’s rental of its corporate headquarters and data center buildings from Holdings, which are intercompany transactions that have been eliminated in Holdings’ consolidated financial statements;

•	less interest expense principally related to the additional indebtedness at Holdings;

•	less revenue associated with the amortization of deferred income and equity in losses from Holdings’ investment in Canadian Satellite Radio;

•	no gains or losses on Holdings’ investments in Canadian Satellite Radio or WorldSpace, Inc.; and

•	less interest income because of additional cash balances at Holdings.
     Proposed Merger
On February 19, 2007, XM Satellite Radio Holdings Inc. and Sirius Satellite Radio Inc. (“Sirius”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which XM and Sirius will combine its businesses through a merger of XM and a newly formed, wholly owned subsidiary of Sirius (the “Merger”).
Each of XM and Sirius has made customary representations and warranties and covenants in the Merger Agreement. The completion of the Merger is subject to various closing conditions, including receiving certain regulatory approvals (including from the FCC). In March 2008, XM and Sirius announced that the U.S. Department of Justice had informed the companies that it had ended its investigation into the pending merger of XM and Sirius without taking action to block the transaction.
On March 20, 2007, XM and Sirius filed a Consolidated Application for Authority to Transfer Control with the FCC with respect to the Merger Agreement. On June 8, 2007, the FCC released a Public Notice announcing that the application had been accepted for filing and establishing deadlines of July 9, 2007 for comments and July 24, 2007 for reply comments. On July 24, 2007, XM and Sirius filed a reply to the comments to the merger application. On June 27, 2007, the FCC released a related Notice of Proposed Rule Making asking

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
for comment on whether language in the FCC’s 1997 Order establishing the satellite radio service concerning the transfer of such licenses constitutes a binding rule and, if so, whether the FCC should waive, modify, or repeal the rule if the FCC determines that the proposed merger would serve the public interest. On November 2, 2007, the Company and Sirius each received from the FCC requests for more information and documentary material related to the proposed merger. On November 16, 2007, the Company and Sirius each submitted written responses and documents to the agency in response to these requests.
(2) Summary of Significant Accounting Policies and Practices
     Principles of Consolidation and Basis of Presentation
The unaudited Condensed Consolidated Financial Statements include the accounts of XM Satellite Radio Holdings Inc. and its subsidiaries. All significant intercompany transactions and accounts have been eliminated. In addition, the Company evaluates its relationships with other entities to identify whether they are variable interest entities as defined by Financial Accounting Standards Board (“FASB”) Interpretation (“FIN”) No. 46(R), Consolidation of Variable Interest Entities, An Interpretation of ARB No. 51, and to assess whether it is the primary beneficiary of such entities. If the determination is made that the Company is the primary beneficiary, then that entity is consolidated in the unaudited Condensed Consolidated Financial Statements in accordance with FIN No. 46(R). Beginning March 31, 2007, the Company reported a variable interest entity subject to consolidation by the Company pursuant to FIN No. 46(R). Satellite Leasing (702-4) LLT is a separate legal entity whose primary beneficiary, as defined under FIN No. 46(R), is the Company. Satellite Leasing (702-4) LLC, an entity solely owned by the third party equity investors, will be entitled to the residual benefits, including ownership of the assets of the trust after repayment of the debt incurred by that entity.
The accompanying Condensed Consolidated Balance Sheet as of December 31, 2007, which has been derived from audited financial statements, and the interim unaudited Condensed Consolidated Financial Statements have been prepared in conformity with accounting principles generally accepted in the United States of America and Regulation S-X, Rule 10-01 of the United States Securities and Exchange Commission (“SEC”). Certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading. It is suggested that these interim unaudited Condensed Consolidated Financial Statements be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on February 28, 2008. All adjustments that, in the opinion of management, are necessary for a fair presentation of the periods presented have been reflected as required by Regulation S-X, Rule 10-01.
     Inventory
Inventories are stated at the lower of average cost or market. The Company provides estimated inventory allowances for excess, slow moving and obsolete inventory as well as inventory whose carrying value is in excess of net realizable value. Inventories consist of both finished goods and component parts. The Company had $10.2 million and $11.3 million of net inventory as of March 31, 2008 and December 31, 2007, respectively, which amounts are included in Prepaid and other current assets on the Condensed Consolidated Balance Sheets.
During the three months ended March 31, 2008 and 2007, the Company recorded total inventory write-down charges of $2.9 million and $5.2 million, respectively. These charges are reflected in Cost of merchandise in the unaudited Condensed Consolidated Statements of Operations.

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
     Investments
Investments in Marketable Equity Securities — Investments in marketable equity securities are classified as available-for-sale securities and are carried at fair value based on current market quotations. Unrealized gains and losses, net of tax, are recorded as a component of Accumulated other comprehensive income in Stockholders’ deficit in the Consolidated Balance Sheets.
Equity Method Investments — Investments in which the Company has the ability to exercise significant influence but not control are accounted for using the equity method. The Company recognizes its share of net earnings or losses of the affiliate as they occur in Other income (expense) in the Consolidated Statements of Operations. The Company evaluates its equity method investments for impairment whenever events or changes in circumstances indicate that the carrying amounts of such investments may not be recoverable. The difference between the carrying value of the equity method investment and its estimated fair value is recognized as impairment when the loss in value is deemed other than temporary.
Cost Method Investments — Investments in equity securities that do not have readily determinable fair values and in which the Company does not have a controlling interest or is unable to exert significant influence are recorded at cost, subject to other than temporary impairment.
The Company adopted the provisions of SFAS No. 157 on January 1, 2008 as it applies to financial assets and liabilities. SFAS No. 157 establishes a fair value hierarchy for input into valuation techniques as follows: i) Level 1 input — quoted prices in active markets for identical instrument; ii) Level 2 input — observable market data for same or similar instrument but not Level 1; and iii) Level 3 input — unobservable inputs developed using the best information available. XM uses Level 1 and Level 3 inputs to fair value its investments in shares of Class A common stock of WorldSpace, Inc. (“WSI”) and 8% convertible unsecured subordinated debentures issued by XM Canada, respectively. These investments are not material to the Company’s condensed consolidated results of operations or financial position.
Investments are periodically reviewed for impairment and a write down is recorded whenever declines in fair value below carrying value are determined to be other than temporary. In making this determination, the Company considers, among other factors, the severity and duration of the decrease as well as the likelihood of a recovery within a reasonable timeframe.
     Property and Equipment
Property and equipment is stated at cost less accumulated depreciation and amortization. Equipment under capital leases is stated at the present value of minimum lease payments. Depreciation and amortization are calculated using the straight-line method over the following estimated useful lives:

Spacecraft system	6.75 — 15 years
Terrestrial repeater network	5 — 10 years
Spacecraft control and uplink facilities	17.5 years
Broadcast facilities	3 — 7 years
Computer systems	3 — 7 years
Building and improvements	20 years
Furniture and fixtures	3 — 7 years
Equipment under capital leases and leasehold improvements	Lesser of useful life or remaining lease term
In February 2007, the transponders on XM-4 were the subject of a sale-leaseback transaction and are now being amortized over their nine-year lease term, less the estimated residual value.
Maintenance and repairs costs are expensed as incurred, whereas expenditures for renewal and betterments are capitalized. The cost of internally developed software is capitalized in accordance with Statement of Position (“SOP”) No. 98-1, Accounting for the Costs of

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
Computer Software Developed or Obtained for Internal Use, and amortized over its estimated useful life. Interest costs incurred in connection with the construction of major equipment and facilities are capitalized as part of the asset cost to which it relates and depreciated over the asset’s useful life. Upon the normal sale or retirement of depreciable property, the net carrying value less any salvage value is recognized as a gain or loss in Other income (expense) in the unaudited Condensed Consolidated Statements of Operations.
In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets, such as property and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset.
     Net Loss per Common Share
The Company computes net loss per common share in accordance with SFAS No. 128, Earnings Per Share and SEC Staff Accounting Bulletin (“SAB”) No. 98, Computations of Earnings Per Share. Under the provisions of SFAS No. 128 and SAB No. 98, basic net loss per common share is computed by dividing the net loss attributable to common stockholders (after deducting preferred dividend requirements) for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed by dividing the net loss attributable to common stockholders for the period by the weighted average number of common and dilutive equivalent shares outstanding during the period. Options, warrants and convertible instruments outstanding as of March 31, 2008 to purchase 49.4 million shares of common stock (47.9 million of which were vested) were not included in the computation of diluted net loss per common share for the three months ended March 31, 2008 as their inclusion would have been anti-dilutive. Options, warrants and convertible instruments outstanding as of March 31, 2007 to purchase 50.5 million shares of common stock (47.2 million of which were vested) were not included in the computation of diluted net loss per common share for the three months ended March, 31, 2007 as their inclusion would have been anti-dilutive. Unvested shares of restricted stock in the amount of 9.5 million and 3.4 million as of March 31, 2008 and 2007, respectively, are not included in the computation of basic net loss per common share or in diluted net loss per common share because their inclusion would have been anti-dilutive. The Company had a net loss in each of the periods presented, and therefore, basic and diluted net loss per common share are the same.
     Comprehensive Income or Loss
Accumulated other comprehensive income or loss is reported on the Condensed Consolidated Balance Sheets. Unrealized gains and losses on available-for-sale securities and foreign currency translation adjustments are included in other comprehensive income or loss (see Note 4, under the headings “WorldSpace” and “Canadian Satellite Radio”). However, in the event that an unrealized loss is deemed other than temporary, the loss is recognized in earnings. The components of Comprehensive income or loss for the three months ended March 31, 2008 and 2007 are as follows (in thousands):

	Three months ended
	March 31,
	2008	2007
Net loss	$(129,269)	$(122,438)
Unrealized gain on available-for-sale securities, net of tax	78	—
Reclassification adjustment for unrealized loss on available-for-sale securities, net of tax	—	125
Foreign currency translation adjustment, net of tax	301	(170)

Total comprehensive loss	$(128,890)	$(122,483)

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
Unrealized gain on available-for-sale securities for the three months ended March 31, 2008 is shown net of immaterial tax provision. The Company did not record a tax provision for the reclassification adjustment for unrealized loss on available-for-sale securities for the three months ended March 31, 2007. Foreign currency translation adjustment for the three months ended March 31, 2008 and 2007 is shown net of tax provision/benefit of $0.2 million and $0.1 million, respectively.
     Recent Accounting Pronouncements
In June 2007, the FASB issued Emerging Issues Task Force (“EITF”) No. 07-3, Accounting for Nonrefundable Advance Payments for Goods or Services to Be Used in Future Research and Development Activities, which states that nonrefundable advance payments for future research and development activities should be deferred and capitalized and that such amounts should be recognized as an expense as the goods are delivered or the related services are performed. If an entity does not expect the goods to be delivered or services to be rendered, the capitalized advance payment should be charged to expense. The consensus is effective for the first annual or interim reporting period beginning after December 15, 2007. The Company adopted the provisions of EITF No. 07-3 on January 1, 2008. The adoption had no significant impact on the Company’s consolidated results of operations or financial position.
In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115, which permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the FASB’s long-term measurement objectives for accounting for financial instruments. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company adopted the provisions of SFAS No. 159 on January 1, 2008 and has not elected the fair value option for any items permitted under SFAS No. 159 as of the date of adoption. The adoption had no significant impact on the Company’s consolidated results of operations or financial position.
In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This Statement defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measurements. In February 2008, the FASB issued FASB Staff Position (“FSP”) 157-1, Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13 and FSP 157-2, Effective Date of FASB Statement No. 157. FSP 157-1 amends SFAS No. 157 to remove certain leasing transactions from its scope. FSP 157-2, Effective Date of FASB Statement No. 157 delays the effective date of SFAS No. 157 for all nonfinancial assets and liabilities except those that are recognized or disclosed at fair value in the financial statements on at least an annual basis, until January 1, 2009 for calendar year end entities. The Company adopted the provisions of SFAS No. 157 on January 1, 2008, except as it applies to nonfinancial assets and liabilities as noted in FSP 157-2. The partial adoption had no significant impact on its consolidated results of operations or financial position. The Company has not determined the effect that the adoption of SFAS No. 157, as it relates to nonfinancial assets and liabilities, will have on its consolidated results of operations or financial position.
In September 2006, the FASB Emerging Issues Task Force issued EITF Issue No. 06-1, Accounting for Consideration Given by a Service Provider to Manufacturers or Resellers of Equipment Necessary for an End-Customer to Receive Service from the Service Provider, which states how a service provider company that depends on specialized equipment should account for consideration paid to the manufacturers and resellers of such equipment. EITF Issue No. 06-1 requires that the service provider recognize payments based on the form of benefit the end-customer receives from the manufacturer or reseller. If the form of the benefit is “other than cash”, as that term is defined in EITF Issue No. 01-9, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products), or the service provider does not control the form of the benefit provided to the customer, then the consideration would be classified as an expense; otherwise, the consideration should be classified as an offset to revenue. The consensus requires retrospective application to all prior periods as of the beginning of the first annual reporting period beginning after June 15, 2007. This Issue is effective for the first annual reporting period beginning after June 15, 2007. The Company adopted the provisions of EITF Issue No. 06-1 on January 1, 2008. The adoption had no significant impact on the Company’s consolidated results of operations or financial position.

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities -An amendment of FASB Statement No. 133, which requires enhanced qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption permitted. The Company will adopt this Statement effective January 1, 2009. Based on the Company’s current evaluation of this Statement, the Company does not expect the adoption of SFAS No. 161 to have a significant impact on its consolidated results of operations or financial position.
In December 2007, the FASB ratified EITF No. 07-1, Accounting for Collaborative Agreements, which provides guidance on how the parties to a collaborative agreement should account for costs incurred and revenue generated on sales to third parties, how sharing payments pursuant to a collaboration agreement should be presented in the income statement and certain related disclosure requirements. This Issue is effective for the first annual or interim reporting period beginning after December 15, 2008, and should be applied retrospectively to all prior periods presented for all collaborative arrangements existing as of the effective date. The Company will adopt the provisions of EITF No. 07-1 effective January 1, 2009. The Company is currently evaluating the impact of the adoption of EITF No. 07-1 on its consolidated results of operations and financial position.
(3) Property and Equipment
Property and equipment consists of the following (in thousands):

	March 31,	December 31,
	2008	2007
Spacecraft system	$903,210	$903,210
Terrestrial repeater network	265,209	264,664
Spacecraft control and uplink facilities	49,331	48,172
Broadcast facilities	67,210	66,316
Land	8,788	8,788
Buildings and improvements	74,800	74,521
Computer systems, furniture and fixtures, and equipment	306,749	297,450

Total property and equipment	1,675,297	1,663,121
Accumulated depreciation and amortization	(997,788)	(952,751)

Property and equipment, net	$677,509	$710,370

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
(4) Investments
The Company’s investments consist primarily of an equity method investment, a cost method investment and available-for-sale securities as follows (in thousands):

	March 31,	December 31,
	2008	2007
Equity method investment	$26,562	$30,144
Available-for-sale securities	5,457	5,399
Embedded derivative accounted for separately from the host contract	1,240	1,438

Total investments	$33,259	$36,981
Equity Method Investment and Available-for-Sale Debt Securities
     Canadian Satellite Radio (“XM Canada”)
In December 2005, XM Canada, a related party, issued to XM 11,077,500 Class A subordinate voting shares representing a 23.33% ownership interest and 11% voting interest in XM Canada. These shares were determined to have an initial fair value of $149.4 million, based on the XM Canada initial public offering price of C$16.00 per share. XM accounts for its ownership in XM Canada using the equity method of accounting.
XM Canada has a fiscal year end of August 31. XM records its share of XM Canada’s net income or loss, using the average currency exchange rate for the period, based on XM Canada’s quarterly periods ending on the last day of February, May, August and November. During the three months ended March 31, 2008, XM recorded a currency translation gain of $0.4 million (net of $0.2 million tax provision) as a component of Accumulated other comprehensive income in Stockholders’ deficit in the Condensed Consolidated Balance Sheets. During the three months ended March 31, 2007, XM recorded a currency translation loss of approximately $0.2 million (net of $0.1 million tax benefit) as a component of Accumulated other comprehensive income in Stockholders’ deficit in the Condensed Consolidated Balance Sheets.
During June 2007 and December 2006, the Company reduced the carrying value of its equity method investment in XM Canada due to decreases in fair value that were considered to be other than temporary and recorded impairment charges of $35.8 million and $57.6 million, respectively. XM Canada’s shares trade publicly on the Toronto Stock Exchange under the symbol “XSR.TO”. The fair value of the Company’s equity method investment in XM Canada is determined based on XM Canada’s quoted share price on the date of the most recent financial statements, which precedes the Company’s by one month. The quoted market price on February 29, 2008 (the date of XM Canada’s most recent financial statements) was C$4.75, or US$4.85. Based on the number of shares held by the Company, the fair value of the Company’s equity method investment in XM Canada was $53.7 million on March 31, 2008. The carrying value of the Company’s equity method investment in XM Canada was $26.6 million and $30.1 million at March 31, 2008 and December 31, 2007, respectively.
During September 2007, the Company purchased C$4.0 million face value 8% convertible unsecured subordinated debentures issued by XM Canada for $3.9 million. The notes mature in 2014 and are convertible into shares of Class A subordinate voting shares of XM Canada at a price of C$5.92 per share. The embedded conversion feature is required to be bifurcated from the underlying debt, or host contract, and accounted for as a derivative at fair value with changes in fair value recorded in earnings as Interest income. The host contract is held as an available-for-sale security at fair value with changes in fair value recorded in Accumulated other comprehensive income, net of tax. The host contract and derivative were initially recorded at $2.4 million and $1.5 million, respectively. Foreign currency translation adjustments related to the host contract and derivative are recorded in Accumulated other comprehensive income,

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
net of tax and Other income (expense), respectively. Unrealized gain and foreign currency translation adjustment related to the host contract for the three months ended March 31, 2008 was $0.1 million (net of immaterial tax provision) and $0.1 million (net of immaterial tax benefit), respectively. The change in fair value of the derivative and related foreign currency translation adjustment were not material for the three months ended March 31, 2008. As of March 31, 2008, the fair value of the host contract and derivative was $2.8 million and $1.2 million, respectively.
Summarized unaudited financial information for XM Canada is as follows (US$ in thousands):

	February 29,	November 30,
	2008	2007
Current assets	$43,894	$51,959
Non-current assets	234,384	240,873
Current liabilities	34,487	38,969
Non-current liabilities	119,906	116,855
Total shareholders’ equity	123,885	137,008

	Three months ended	Three months ended
	February 29, 2008	February 28, 2007
Revenues	$9,265	$4,177
Net loss	17,902	23,253
XM’s share of net loss	4,177	5,425
Cost Method Investment and Available-for-Sale Equity Securities
     WorldSpace
On July 18, 2005, XM acquired 1,562,500 shares of Class A common stock of WorldSpace, Inc. (“WSI”) and a warrant to purchase at WSI’s initial public offering price of $21.00 an additional aggregate number of shares equal to $37.5 million, subject to certain operational vesting conditions, in exchange for $25.0 million. XM allocated its $25.0 million investment between the two financial instruments, $12.9 million to the Class A common stock and $12.1 million to the warrant. XM accounts for its investment in WSI Class A common stock as available-for-sale securities and accounts for its investment in the warrant under the cost method, subject to other than temporary impairment. WorldSpace provides XM certain programming in exchange for a nominal monthly fee under an amended programming agreement that extends through June 7, 2009.
During June 2006 and December 2007, the Company reduced the carrying values of its investment in WSI common stock due to decreases in fair values that were considered to be other than temporary and recorded impairment charges of $7.3 million and $3.4 million, respectively, to Loss from impairment of investments in the unaudited Consolidated Consolidated Statements of Operations. During June 2006 and September 2007, the Company reduced the carrying value of its investment in the warrant due to decreases in fair values that were considered to be other than temporary and recorded impairment charges of $11.6 million and $0.5 million, respectively, to Loss from impairment of investments in the unaudited Condensed Consolidated Statements of Operations. The September 2007 charge resulted in the warrant being fully impaired. WorldSpace’s shares trade publicly on the NASDAQ Stock Exchange under the symbol “WRSP”. The quoted market price on March 31, 2008 was $1.67. Based on the number of shares held by the Company, the fair value of the Company’s investment in WSI common stock was $2.6 million on March 31, 2008. As of March 31, 2008 and December 31, 2007, the carrying value of the Company’s investment in WSI common stock was $2.6 million.

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
(5) Deferred Financing Fees
Deferred financing fees consist of the following (in thousands):

	March 31,	December 31,
	2008	2007
10% senior secured discount convertible notes due 2009	$1,432	$1,432
9.75% senior notes due 2014	16,091	16,091
Senior floating rate notes due 2013	5,354	5,354
1.75% convertible senior notes due 2009	10,066	10,066
Valuation of warrants issued to related party in conjunction with credit facilities	25,151	25,151
Debt of consolidated variable interest entity	4,262	4,262

Total deferred financing fees	62,356	62,356
Accumulated amortization	(29,810)	(27,766)

Deferred financing fees, net	$32,546	$34,590
(6) Long-Term Debt
Certain of the Company’s debt instruments and credit facilities contain covenants that include restrictions on indebtedness, mergers, limitations on liens, limitations on dividends, liquidations and sale and leaseback transactions, and also require the maintenance of certain financial ratios. The Company was in compliance with all of its covenants as of March 31, 2008. The Company’s debt instruments and credit facilities permit the debt issued thereunder to be accelerated upon certain events, including the failure to pay principal when due under any of the Company’s other debt instruments or credit facilities subject to materiality thresholds. The Company has initiated discussions with certain holders of various classes of its existing debt with respect to issues related to the rights of the holders of such debt following the proposed merger with Sirius Satellite Radio, including issues related to redemption (“change of control puts”) and possible alternatives thereto, such as waiver of the change of control puts or exchange of such debt for new series of debt. The Company anticipates it will continue to conduct such discussions without further disclosure unless and until a definitive agreement is reached.
The following table presents a summary of the debt activity for the three months ended March 31, 2008 (in thousands):

	December 31,	Issuances /	Discount	Principal	March 31,
	2007	Additions	Amortization	Payments	2008
9.75% senior notes due 2014	$600,000	$—	$—	$—	$600,000
1.75% convertible senior notes due 2009	400,000	—	—	—	400,000
Senior floating rate notes due 2013	200,000	—	—	—	200,000
10% senior secured discount convertible notes due 2009	33,249	—	—	—	33,249
Less: discount	(3,754)	—	404	—	(3,350)
Debt of consolidated variable interest entity	230,800	—	—	(61)	230,739
Senior secured revolving credit facility	—	187,500	—	—	187,500
Capital leases	29,497	1,108	—	(2,946)	27,659

Total debt	1,489,792	$188,608	$404	$(3,007)	1,675,797

Less: current portion	9,153				8,978

Long-term debt, net of current portion	$1,480,639				$1,666,819

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NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
     $250 million Senior Secured Revolving Credit Facility
On May 5, 2006, Inc. entered into a $250.0 million revolving credit facility with a group of banks. Inc. has the right to increase the size of the facility by up to $100.0 million, with any increase to be syndicated on a “best efforts” basis with no lender being required to increase its commitment.
The facility has a term of three years and is expected to serve as a standby facility for additional liquidity. Borrowings under the facility will bear interest at a rate of LIBOR plus 150 to 225 basis points or an alternate base rate, to be the higher of the JPMorgan Chase prime rate and the Federal Funds rate plus 50 basis points, in each case plus 50 to 125 basis points. The facility includes a $120.0 million sublimit for letters of credit and a $5.0 million sublimit for swingline loans. Inc. expects to pay a commitment fee of 37.5 to 50 basis points per year on unused portions of the facility. The credit facility is secured by substantially all of Inc.’s assets other than specified property. The facility includes customary events of default and requires Inc. to maintain at all times unrestricted cash and cash equivalents of at least $75.0 million. The facility also includes customary conditions to draw, including Inc. not undergoing any material adverse change.
On February 27, 2008, the Company borrowed $187.5 million or 75% of the amount available under this revolving credit facility. The proceeds were used for general corporate purposes, including the Company’s annual payment to Major League Baseball and its 2007 payment under the Copyright Royalty Board proceeding, both due in March 2008, as well as its record label settlements. Interest under the loan is initially 4.75% and is based on 9-month LIBOR. All amounts drawn under the facility are due on May 5, 2009 and are secured by a lien on substantially all of the Company’s assets. As a result of drawing 75% of the amount available under the revolving credit facility, the Company now has full access to the $150.0 million revolving credit facility provided by General Motors (“GM”), which may be used only for payments to GM, and matures in December 2009. As of March 31, 2008, the Company has $187.5 million outstanding under this revolving credit facility and the remaining amount of $62.5 million is still available.
     Senior Secured Credit Facility
The Company and Inc. have a revolving $150.0 million Senior Secured Credit Facility with GM that matures on the earlier of December 31, 2009 or six months after the Company achieves investment grade status. It enables the Company to make monthly draws to finance payments that become due under the Company’s distribution agreement with GM and other GM payments. All draws under the facility bear interest at a per annum rate of LIBOR plus 8%. Interest payments are due semiannually.
The Company is required to prepay the amount of any outstanding advances in an amount equal to the lesser of (i) 50% of the Company’s excess cash and (ii) the amount necessary to prepay the draws in full. Also, in the event that the Company merges with another entity or sells, assigns, transfers, conveys or otherwise disposes of all or substantially all of its assets, then any outstanding advances are required to be prepaid by the Company. Furthermore, in the event that the $250.0 million revolving credit facility is terminated prior to its expiration and not replaced with a revolving credit facility of at least $250.0 million with a term that extends to December 31, 2009 or beyond, then any outstanding advances are required to be prepaid by the Company.
In order to make draws under the credit facility, the Company is required to have a minimum pre-marketing operating income as defined therein. The GM facility was unsecured until the first draw under the Company’s bank credit facility and then secured on a second priority basis behind the secured indebtedness permitted to be incurred under the bank credit facility. As of March 31, 2008, this facility was fully available and there were no amounts outstanding.
     Debt of Consolidated Variable Interest Entity
On February 13, 2007, the Company entered into a sale-leaseback transaction with respect to the transponders on the XM-4 satellite, which was launched in October 2006 and placed into service during December 2006. The Company sold the XM-4 transponders to Satellite Leasing (702-4) LLT (“Trust”), a third-party trust formed solely for the purpose of facilitating the sale-leaseback transaction.

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
The Trust pooled the funds used to purchase the transponders from a $57.7 million investment by an equity investor and the $230.8 million in proceeds from the issuance of its 10% senior secured notes due 2013 (“Debt of consolidated variable interest entity”). The Company is accounting for the sale and leaseback of the transponders under sale-leaseback accounting with a capital lease, pursuant to SFAS No. 13, Accounting for Leases, as amended. Furthermore, the Company determined that the Trust is a variable interest entity, as that term is defined under FIN No. 46(R), and that the Company is the primary beneficiary of the Trust. Pursuant to FIN No. 46(R), the Company consolidated the Trust into its unaudited Condensed Consolidated Financial Statements.
The Company sold the XM-4 transponders to the Trust owned by Satellite Leasing (702-4) LLC (“Owner participant”) for $288.5 million. XM Satellite Radio Inc. is leasing the transponders for a term of nine years. These lease payment obligations, which are unconditional and guaranteed by XM Satellite Radio Holdings Inc., are senior unsecured obligations and rank equally in right of payment with existing and future senior unsecured obligations. Under the terms of the lease, the Company is obligated to make payments that total $437.4 million, of which $126.6 million is interest, over the nine-year base lease term. Payments totaling $27.9 million and $2.8 million were made in 2007 and in the first three months of 2008, respectively, while the following amounts are due in the future: $30.4 million in the remaining nine months of 2008, $28.9 million in 2009, $28.4 million in 2010, $71.0 million in 2011, $145.8 million in 2012 and $102.2 million thereafter.
Throughout the term of the lease, at any time when the Company is not investment grade, the Company will provide credit support to the Owner participant. To provide this credit support, the Company retired the existing mortgages on its headquarters and data center properties in Washington, D.C. and put into place new mortgage liens on those properties in favor of the Owner participant.
The Company will have full operational control over the transponders for the lease term, absent default. The Company is subject to an obligation to sell the XM-4 Bus, the remaining component of the XM-4 satellite, to the lessor for a nominal sum in the event that the Company does not repurchase the transponders at the end of the term.
The Company has an early buyout option in year five, a buy-out right at the end of the lease term and other rights to purchase the transponders or the equity interest in the lessor. The Company also has rights to cause the lessor to effect a refinancing of the notes, and any interest savings from the refinancing would result in reduced lease payments.
The Company can be required to repurchase the transponders upon the occurrence of specified events, including an event of loss of the satellite (subject to the right to substitute another satellite meeting equivalent or better value and functionality tests), changes in law that impose a material regulatory burden on the Owner participant, changes of control and events resulting in the absence of another holder (other than the Company and its affiliates) of FCC satellite radio licenses in the frequency bands that can be served by the XM-4 satellite. The Company has agreed to provide indemnities in the event that certain actions by the Company cause the Owner participant to lose or not be able to take certain tax positions relating to the transaction.
(7) Equity
     Preferred Stock
The Company has authorized 60,000,000 shares of preferred stock, par value $0.01, of which 15,000,000 shares were designated non-voting Series A convertible preferred stock, 3,000,000 shares were designated non-voting 8.25% Series B convertible redeemable preferred stock, and 250,000 shares were designated 8.25% Series C convertible redeemable preferred stock, all of which are convertible into Class A common stock at the option of the holder. Additionally, 250,000 shares were designated as non-voting Series D participating preferred stock in connection with the adoption of the Shareholders’ Rights Plan and are junior to all other classes of preferred stock. The Series A convertible preferred stock receives dividends, if declared, ratably with the common stock. The Series C convertible redeemable preferred stock contains voting and certain consent rights.
There were 5,393,252 shares of Series A convertible preferred stock issued and outstanding with a liquidation preference of $51.4 million as of March 31, 2008 and December 31, 2007. During 2006, the Company repurchased the Series B convertible redeemable

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
preferred stock and converted the Series C convertible redeemable preferred stock. There were no shares issued and outstanding of the Series B convertible redeemable preferred stock, Series C convertible redeemable preferred stock or Series D preferred stock as of March 31, 2008 and December 31, 2007.
     Common Stock
The Company has authorized 600,000,000 shares of Class A common stock, par value of $0.01, of which 319,496,266 and 316,684,482 shares were issued and outstanding as of March 31, 2008 and December 31, 2007, respectively. As of March 31, 2008 and December 31, 2007, there were 9,474,765 and 7,023,387, respectively, restricted Class A common shares issued and outstanding that was subject to forfeiture pending vesting. The Company has authorized 15,000,000 shares of Class C common stock, par value of $0.01, of which no shares were issued and outstanding as of March 31, 2008 and December 31, 2007.
(8) Share-Based Payment
The Company has three share-based payment plans. It is the practice of the Company to satisfy awards and options granted under these plans through the issuance of new shares. During the three months ended March 31, 2008 and 2007, the Company recognized share-based payment expense of $17.5 million and $14.1 million, respectively. In each of the periods described above, compensation expense was recorded in the unaudited Condensed Consolidated Statements of Operations related to these plans. For a summarized schedule of the distribution of share-based payment expense, see the appended footnote to the unaudited Condensed Consolidated Statements of Operations on page 4 of this Form 10-Q. The Company did not capitalize any share-based payment cost during the three months ended March 31, 2008 and 2007. The Company did not realize any income tax benefits from share-based payment plans during the three months ended March 31, 2008 and 2007, as a result of a full valuation allowance that is maintained for substantially all net deferred tax assets.
     2007 Stock Incentive Plan
On May 25, 2007, the Company adopted the 2007 Stock Incentive Plan (“2007 Plan”) under which officers, other employees and other key individuals may be granted various types of equity awards, including restricted stock, stock units, stock options, stock appreciation rights, dividend equivalent rights and other stock awards. A total of 25,000,000 shares of the Company’s Class A common stock are reserved for issuance pursuant to these awards. Stock option awards under the 2007 Plan generally vest ratably over three years based on continuous service; while restricted stock generally vests ratably over one or three years based on continuous service. Stock option awards are generally granted with an exercise price equal to the market price of the Company’s stock at the date of grant and expire no later than ten years from the date of grant. Grants of equity awards other than stock options or stock appreciation rights reduce the number of shares available for future grant by 1.5 times the number of shares granted under such equity awards. As of March 31, 2008, there were 13,250,197 shares available under the 2007 Plan for future grant.
     1998 Shares Award Plan
On June 1, 1998, the Company adopted the 1998 Shares Award Plan (“1998 Plan”) under which, as amended, employees, consultants and non-employee directors may be granted stock options and restricted stock for up to 25,000,000 shares of the Company’s Class A common stock. Stock option awards and restricted stock awards under the 1998 Plan generally vest ratably over three years based on continuous service. Stock option awards are generally granted with an exercise price equal to the market price of the Company’s stock at the date of grant and expire no later than ten years from the date of grant. As of March 31, 2008, there were 862,706 shares available under the 1998 Plan for future grant.
     XM Talent Option Plan
In May 2000, the Company adopted the XM Talent Option Plan (“Talent Plan”) under which non-employee programming consultants to the Company may be granted stock options for up to 500,000 shares of the Company’s Class A common stock, which shares are reserved

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
under the Talent Plan. Stock option awards under the Talent Plan generally vest ratably over three years based on continuous service. Stock option awards are generally granted with an exercise price equal to the market price of the Company’s stock at the date of grant and expire no later than ten years from the date of grant. As of March 31, 2008, there were 340,000 options available under the Talent Plan for future grant.
Stock Options—The fair value of each stock option award is estimated on the date of grant using a Black-Scholes option-pricing model based on the following weighted average assumptions:

	Three months ended
	March 31,
	2008	2007
Expected dividend yield	0%	0%
Expected volatility(1)	60%	46%
Risk-free interest rate (2)	2.46%	4.54%
Expected term (in years)(3)	4.26	6.00

(1)	Expected volatilities are based on implied volatilities from publicly traded options on the Company’s stock.
(2)	The risk-free rate for periods within the contractual term of the stock option is based on the U.S. Treasury yield curve in effect at the time of grant.
(3)	Beginning in the fourth quarter of 2007, expected term is derived from a model based upon actual historical option exercises. Previously the expected term was calculated as the average between the vesting term and the contractual term, weighted by tranche, pursuant to SAB No. 107.
A summary of the status of the Company’s aggregate stock option awards under the 2007 Plan, 1998 Plan and the Talent Plan as of March 31, 2008, and activity during the three months then ended is presented below:

			Weighted-Average
		Weighted-Average	Remaining	Aggregate
		Exercise	Contractual Term	Intrinsic Value
	Shares	Price	(Years)	(in thousands)
Outstanding, January 1, 2008	14,786,268	$18.79
Granted	54,600	$12.02
Exercised	(9,689)	$6.25
Forfeited, cancelled or expired	(115,743)	$21.27

Outstanding, March 31, 2008	14,715,436	$18.75	5.63	$16,482
Vested and expected to vest, March 31, 2008	14,501,717	$18.76	5.63	$16,243
Exercisable, March 31, 2008	13,121,429	$19.04	5.29	$16,388
The per share weighted-average fair value of stock option awards granted during the three months ended March 31, 2008 and 2007 was $5.89 and $6.99, respectively, on the date of grant. The total intrinsic value on the date of exercise of stock option awards exercised during the three months ended March 31, 2008 and 2007 was $0.1 million and $2.2 million, respectively. As of March 31, 2008, there was $10.3 million of total unrecognized compensation cost related to stock option awards granted under the 2007 Plan, 1998 Plan and Talent Plan. The weighted-average period over which the compensation expense for these awards is expected to be recognized is 1.51 years as of March 31, 2008.

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
Restricted Stock—A summary of the status of the Company’s aggregate restricted stock awards under the 2007 Plan and 1998 Plan as of March 31, 2008 and activity during the three months then ended is presented below:

		Weighted-Average
		Grant Date
	Shares	Fair Value
Nonvested, January 1, 2008	7,023,387	$14.00
Granted	3,024,514	$12.85
Vested	(541,498)	$17.92
Forfeited	(31,638)	$12.26

Nonvested, March 31, 2008	9,474,765	$13.41
The fair value of each restricted stock award is the market value of the stock, as determined by the last sale price of the Company’s Class A common stock on The NASDAQ Global Select Market as if it were vested and issued on the grant date. As of March 31, 2008 and December 31, 2007, there were $78.7 million and $55.7 million, respectively, of total unrecognized compensation cost related to restricted stock awards granted under the 2007 Plan and 1998 Plan. The weighted-average period over which the compensation expense for these awards is expected to be recognized is 1.9 years as of March 31, 2008. The total fair value of shares vested during the three months ended March 31, 2008 and 2007 was $6.8 million and $0.1 million.
     Employee Stock Purchase Plan
In 1999, the Company established an employee stock purchase plan (“ESPP”) that, as amended, provides for the issuance of 1,000,000 shares. All employees whose customary employment is more than 20 hours per week and for more than five months in any calendar year are eligible to participate in the ESPP, provided that any employee who would own 5% or more of the Company’s total combined voting power immediately after an offering date under the ESPP is not eligible to participate. Eligible employees must authorize the Company to deduct an amount from their pay during offering periods established by the Compensation Committee of the Board of Directors. The purchase price for shares under the ESPP was determined by the Compensation Committee but may not be less than 85% of the lesser of the market price of the common stock on the first or last business day of each offering period, a “look-back option.”
Under the provisions of SFAS No. 123R, Share-Based Payment, the Company’s ESPP is considered a compensatory plan due to the greater than 5% discount and the “look-back option.” Effective January 1, 2006, the Company began recognizing compensation cost related to the ESPP. Compensation expense recognized pursuant to the ESPP is not material to the unaudited Condensed Consolidated Statements of Operations. Effective April 1, 2007, the Company suspended further purchases under the ESPP pursuant to the terms of the February 19, 2007 merger agreement with Sirius.
(9) Related Party Transactions
The Company developed strategic relationships with General Motors (“GM”) and American Honda Motor Co., Inc. (“American Honda”) that were instrumental in the construction and development of its system. In connection with the Company granting to them large supply contracts, both companies have become large investors in the Company and have been granted rights to designate directors or observers to the Company’s board of directors. The negotiation of these supply contracts and investments primarily occurred at or prior to the time both companies became related parties.
The Company is a party to a long-term distribution agreement with GM that provides for the installation of XM radios in GM vehicles, as further described in Note 11. This agreement, as amended, continues to be clarified as the Company’s business operations and working relationship with GM continues to evolve. The Company has an agreement with GM to make available use of the Company’s

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
bandwidth. The Company has arrangements with American Honda relating to the promotion of the XM Service to new car buyers, the use of bandwidth on the XM System and the development of telematics services and technologies. The Company is engaged in activities with GM and American Honda to jointly promote new car buyers to subscribe to the XM Service. Subscriber revenues received from GM and American Honda for these programs are recorded as related party revenue. GM is one of the Company’s shareholders and Chester A. Huber, Jr., the President of OnStar Corporation, a subsidiary of GM, is a member of the Company’s board of directors. John W. Mendel, a member of the Company’s board of directors, is Senior Vice President, automobile operations of American Honda.
In November 2005, the Company entered into a number of agreements (“Agreements”) with XM Canada that provide XM Canada with exclusive rights to offer XM satellite digital radio service in Canada. The Agreements have an initial term of ten years and XM Canada has the unilateral option to extend the term of the Agreements for an additional five years at no additional cost beyond the current financial arrangements. XM Canada has expressed its intent to exercise this option at the end of the initial term of the Agreements. The various deliverables of these Agreements are considered a single accounting unit in accordance with EITF Issue No. 00-21, and as such are accounted for as follows:
•	The offset to the $149.4 million fair value of the shares received (see Note 4, under the heading “Equity Method Investment and Available-for-Sale Debt Securities”) is recorded as Deferred income on the Company’s Consolidated Balance Sheets and amortized on a straight-line basis into income over the 15-year expected term of the Agreements. As of March 31, 2008 and December 31, 2007, the Deferred income balance related to the initial fair value of shares received was $126.2 million and $128.7 million, respectively.

•	The Company receives a 15% royalty fee for all subscriber fees earned by XM Canada each month for its basic service and a nominal activation fee for each gross activation of an XM Canada subscriber on the Company’s system. Beginning in 2006, XM began to accrue for, and record as revenue, royalties and activation fees related to XM Canada’s subscribers. This revenue is recognized on a straight-line basis over the remaining expected term of the Agreements. The unrecognized portion is recorded as Deferred income. As of March 31, 2008 and December 31, 2007, the Deferred income balance related to the subscriber revenue royalty and activation fees was $7.6 million and $6.1 million, respectively.

•	XM Canada will pay the Company $71.8 million for the rights to broadcast and market National Hockey League (“NHL”) games for the 10-year term of the Company’s contract with the NHL, as amended. The $71.8 million payment is comprised of $57.0 million in license fees, $12.1 million in advertising costs and $2.7 million in interest. In accordance with EITF Issue No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, the Company recognizes these payments on a gross basis as a principal.
The Company recognized the following as Other revenue in the unaudited Condensed Consolidated Statement of Operations (in thousands):

	Three months ended
	March 31,
	2008	2007
Amortization of XM Canada deferred income	$2,498	$2,498
Subscriber revenue royalty and activation fees	151	52
Advertising cost reimbursements	417	333
License fees	1,500	1,125
XM has provided XM Canada with a C$45 million standby credit facility which can only be utilized to finance purchases of terrestrial repeaters or for the payment of subscription fees to XM. The facility matures on December 31, 2012 and bears interest at a rate of 9% per annum. XM has the right to convert unpaid principal amounts into Class A subordinate voting shares of XM Canada at the price of C$16.00 per share. As of March 31, 2008, XM Canada has drawn $4.7 million on this facility in lieu of payment of subscription fees.

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
The Company had the following related party balances as of March 31, 2008 and December 31, 2007 (in thousands):

	Due from		Prepaid expense		Due to
	March 31,	December 31,	March 31,	December 31,	March 31,	December 31,
	2008	2007	2008	2007	2008	2007
GM	$8,929	$8,505	$216,622	$218,196	$61,008	$62,233
American Honda	1,588	3,325	—	—	3,811	3,513
XM Canada	9,333	9,752	—	—	—	—

Total	$19,850	$21,582	$216,622	$218,196	$64,819	$65,746
The Company earned the following total revenue, primarily consisting of subscriptions, in connection with sales to related parties described above (in thousands):

	Three months ended
	March 31,
	2008	2007
GM	$10,118	$6,365
American Honda	4,115	4,367
XM Canada	4,566	4,008

Total	$18,799	$14,740
The Company has relied upon certain related parties for technical, marketing and other services. The Company has incurred the following costs in transactions with the related parties described above (in thousands):

	Three months ended		Three months ended
	March 31, 2008		March 31, 2007
		American		American
	GM	Honda	GM	Honda
Customer care & billing operations	$20	$—	$52	$—
Revenue share & royalties	31,489	660	23,730	—
Marketing	50,692	2,083	37,483	477
Interest expense	304	—	—	—

Total	$82,505	$2,743	$61,265	$477
(10) Supplemental Cash Flows Disclosures
The Company paid $3.2 million and $9.1 million for interest, net of amounts capitalized to System under construction of $2.9 million and $2.2 million during the three months ended March 31, 2008 and 2007, respectively. Additionally, the Company engaged in non-cash financing and investing activities involving the acquisition of property through capital leases in the amount of $1.1 million and $4.4 million during the three months ended March 31, 2008 and 2007, respectively.

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
(11) Commitments and Contingencies
     Satellite System
Satellite Deployment Plan—The Company currently operates four satellites in-orbit. The Company launched its first two satellites, XM-1 and XM-2, in the first half of 2001 prior to the commencement of commercial operations. Currently, XM-1 and XM-2 function as in-orbit spares. In February 2005, the Company launched its third satellite, XM-3, which has been used to transmit XM service since April 2005. In October 2006, the Company launched its fourth satellite, XM-4, which has been used to transmit XM service since December 2006. In 2005, XM entered into a contract to construct a fifth satellite, XM-5, which is expected to be completed in late 2008 or early 2009 for use as a ground spare or to be available for launch as needed.
Satellite Contracts—As of March 31, 2008, the Company has paid $976.1 million, including manufacturing and launch costs, financing charges (excluding sale leaseback charges), in-orbit performance incentives and additional costs for collocation, under its various satellite and launch services contracts. The Company originally entered into a satellite and launch services contract for XM-1, XM-2 and XM-3 with Boeing Satellite Systems International, Inc. (“BSS”) in March 1998 and subsequently amended the contract as required (including the manufacture of XM-4). XM has fully paid its contractual obligations to BSS, except for XM-3 and XM-4 performance incentive payments which are accrued to Satellite & terrestrial expense when certain performance criteria are met pursuant to the satellite contracts. In August 2003, XM contracted with Sea Launch Company, LLC (“Sea Launch”) for the associated launch services for XM-4, and in September 2006, the Company exercised an option in the Sea Launch contract for launch services for XM-5. In June 2005, the Company awarded a contract to Space Systems/Loral (“SS/L”) for the design and construction of XM-5.
XM-3—BSS has the right to earn performance incentives of up to $25.9 million, plus interest, based on the in-orbit performance of XM-3 over its design life of fifteen years. As of March 31, 2008, the Company has paid $5.3 million of those performance incentives (including interest). The Company has in-orbit insurance for XM-3 through February 2009.
XM-4—BSS has the right to earn performance incentives of up to $12.0 million, plus interest, over the first twelve years of in-orbit life, up to an additional $7.5 million for high performance (above baseline specifications) during the first fifteen years of in-orbit life and up to an additional $10.0 million for continued high performance across the five year period beyond the fifteen year design life. As of March 31, 2008, the Company has paid $1.5 million of those performance incentives (including interest). The Company has in- orbit insurance for a portion of the XM-4 sum insured that expires in December 2011 and in-orbit insurance for the remainder of the sum insured that expires in October 2008. These policies run concurrently. In February 2007, the Company entered into a sale-leaseback of the transponders on the XM-4 satellite.
XM-5—In 2005, XM entered into a contract with SS/L to construct XM-5. On July 15, 2003, SS/L, its parent (Loral Space & Communications Ltd.) and certain other affiliated entities (collectively, the “Debtors”) commenced voluntary Chapter 11 bankruptcy cases under the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Court”). Pursuant to an order entered on July 20, 2005, the Court approved the Company’s contract with SS/L. On August 1, 2005, the Court entered an order confirming the Debtors’ Fourth Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code (the “Reorganization Plan”). The Reorganization Plan became effective on November 21, 2005. Pursuant to the terms of the Company’s contract with SS/L, the Company may make construction payments on XM-5 into an escrow account until the occurrence of an “Emergence Date” as defined in the contract. As of March 31, 2008, the Company has paid $129.9 million with respect to the XM-5 construction and launch services, excluding financing charges. In August 2007, the contract with SS/L was amended to defer payments on the remaining XM-5 satellite construction costs until the earlier of post launch or January 2010.
     GM Distribution Agreement
The Company has a long-term distribution agreement with GM. During the term of the agreement, which expires in 2013, GM has agreed to distribute the service to the exclusion of other S-band satellite digital radio services. Under the distribution agreement, the

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Company is required to make a subscriber acquisition payment to GM for each person who becomes and remains an XM subscriber through the purchase of a GM vehicle.
In April 2006, the Company amended the distribution agreement pursuant to which the Company made a prepayment in May 2006 in the amount of $237.0 million to GM to retire at a discount $320.3 million of the remaining fixed payment obligations that would have come due in 2007, 2008 and 2009. The April 2006 amendments eliminated the Company’s ability to make up to $35.0 million of subscriber acquisition payments in shares of the Company’s Class A common stock. As of March 31, 2008, the Company had $26.0 million of current related party prepaid expense and $117.1 million of non-current related party prepaid expense in connection with the guaranteed fixed payments as a result of the $237.0 million prepayment in May 2006. In February 2008, the Company entered into an amended and restated agreement with GM that folds together the previously separate distribution and credit agreements with GM. The amended and restated agreement’s terms remain substantially similar to those of the previously separate agreements, except for the establishment of a new minimum pre-marketing cash flow threshold for 2008 that the Company will need to meet in order to make draws under the GM credit facility in 2009.
In order to encourage the broad installation of XM radios in GM vehicles, the Company has agreed to subsidize a portion of the cost of XM radios, and to make incentive payments to GM when the owners of GM vehicles with installed XM radios become subscribers to the Company’s service. The Company must also share with GM a percentage of the subscription revenue attributable to GM vehicles with installed XM radios, which percentage increases until there are more than eight million GM vehicles with installed XM radios (at which point the percentage remains constant). Revenue share expense is recognized as the related subscription revenue is earned. As of March 31, 2008, the Company had $58.6 million of current related party prepaid expense and $15.0 million of non-current related party prepaid expense in connection with this revenue sharing arrangement. As part of the agreement, GM provides certain call-center related services directly to XM subscribers who are also GM customers for which the Company must reimburse GM. The agreement is subject to renegotiation at any time based upon the installation of radios that are compatible with a common receiver platform or capable of receiving Sirius’ radio service. The agreement is subject to renegotiation at two-year intervals, beginning in November 2005, if GM does not achieve and maintain specified installation levels of GM vehicles capable of receiving the Company’s service. The specified installation level of 1,240,000 units by November 2005 was achieved in 2004. The specified installation levels in future years are the lesser of 600,000 units per year or amounts proportionate to targets in the satellite digital radio service industry. There can be no assurances as to the outcome of any such renegotiations. GM’s exclusivity obligations will discontinue if, by November 2009 and at two-year intervals thereafter, the Company fails to achieve and maintain specified minimum share levels in the satellite digital radio service industry. The Company believes it was exceeding the minimum levels at December 31, 2007. For the three months ended March 31, 2008 and 2007, the Company incurred total costs of $82.5 million and $61.3 million, respectively, under the distribution agreement.
     Legal Proceedings
The Company is currently subject to claims, potential claims, inquiries or investigations, or party to legal proceedings, in various matters described below. In addition, in the ordinary course of business the Company becomes aware from time to time of claims, potential claims, inquiries or investigations, or may become party to legal proceedings arising out of various matters, such as contract matters, employment related matters, issues relating to its repeater network, product liability issues, copyright, patent, trademark or other intellectual property matters and other federal regulatory matters.
Litigation and Arbitration
Copyright Royalty Board Arbitration—In December 2007, the Copyright Royalty Board (“CRB”) issued its determination and order setting the royalty rate payable by the Company under the statutory license covering the performance of sound recordings over the XM system for the six-year period starting in January 1, 2007 and ending December 31, 2012. Under the terms of the CRB Satellite Radio Services decision, the Company will pay a performance license rate of 6.0% of those gross revenues subject to the fees for 2007 and 2008, 6.5% for 2009, 7.0% for 2010, 7.5% for 2011 and 8.0% for 2012. The revenue that is subject to royalty fees includes subscription

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
revenue from its subscribers and advertising revenues from channels other than those that use only incidental performances of music. Other exclusions and deductions from revenue subject to the statutory license fee include but are not limited to revenue from channels, programming and products or other services offered for a separate charge where such channels use only incidental performances of sound recordings, revenue from equipment sales, revenue from current and future data services, fulfillment service fees and bad debt expense. On February 25, 2008, SoundExchange, the organization that collects and distributes sound recordings royalties on behalf of its members, filed a petition for review in the U.S. District Court for the District of Columbia Circuit.
Separately, the Company settled the royalty rate payable by the Company under the statutory license covering its performance of sound recordings over XM channels transmitted over the DIRECTV satellite television system, and that CRB proceeding was concluded.
Atlantic Recording Corporation, BMG Music, Capital Records, Inc., Elektra Entertainment Group Inc., Interscope Records, Motown Record Company, L.P., Sony BMG Music Entertainment, UMG Recordings, Inc., Virgin Records, Inc and Warner Bros. Records Inc. v. XM Satellite Radio Inc.—Plaintiffs filed this action in the United States District Court for the Southern District of New York on May 16, 2006. The complaint seeks monetary damages and equitable relief, alleging that recently introduced XM radios that also have advanced recording functionality infringe upon plaintiffs’ copyrighted sound recordings. The Company’s motion to dismiss this matter was denied in January 2007. The Company believes these allegations are without merit and that these products comply with applicable copyright law, including the Audio Home Recording Act, and intends to vigorously defend the matter. Music publishing companies and certain other record companies also have filed lawsuits, purportedly on a class basis, with similar allegations. There can be no assurance regarding the ultimate outcome of these matters, or the significance, if any, to the Company’s business, consolidated results of operations or financial position.
In late 2007 and early 2008, the Company resolved the lawsuit with respect to Universal Music Group (“UMG”), Warner Music Group and Sony BMG Music Entertainment (“Sony BMG”) and each of UMG, Warner Music Group and Sony BMG have withdrawn as a party to the lawsuit against the Company.
Matthew Enderlin v. XM Satellite Radio Holdings Inc. and XM Satellite Radio Inc.—Plaintiff filed this action in the United States District Court for the Eastern District of Arkansas on January 10, 2006 on behalf of a purported nationwide class of all XM subscribers. The complaint alleges that the Company engaged in a deceptive trade practice under Arkansas and other state laws by representing that its music channels are commercial-free. The Company has filed an answer to the complaint and instituted arbitration with the American Arbitration Association pursuant to the compulsory arbitration clause in its customer service agreement. The Company believes the matter is without merit and intends to vigorously defend the ongoing arbitration. There can be no assurance regarding the ultimate outcome of this matter, or the significance, if any, to the Company’s business, consolidated results of operations or financial position.
Regulatory Matters and Inquiries
     Federal Communications Commission (“FCC”)
FCC Receiver Matter—As the Company has previously disclosed, it has received inquiries from, and responded to, the FCC regarding FM modulator wireless transmitters in various XM radios not in compliance with permissible emission limits. No health or safety issues have been involved with these wireless XM radios. The Company has implemented a series of design and installation modifications and the Company has obtained new certifications for numerous models of modified XM radios using its new SureConnect technology. In addition, the Company has implemented a regulatory compliance plan, including the appointment of an FCC regulatory compliance officer, to monitor FCC regulatory compliance, specifically with reference to the design, verification/certification, and production of XM radio receivers. The Company has been submitting documents to the FCC and is in discussions with the FCC to resolve this matter. The Company cannot predict at this time the extent of any further actions that it will need to undertake or any financial obligations it may

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
incur. There can be no assurance regarding the ultimate outcome of this matter, or its significance to the Company’s business, consolidated results of operations or financial position.
FCC Repeater Network Matter—In October 2006, the Company filed for both a 30-day Special Temporary Authority (“STA”) and a 180-day STA with respect to its terrestrial repeater network, seeking authority to continue to operate its entire repeater network despite the fact that the technical characteristics of certain repeaters, as built, differ from the technical characteristics in the original STAs granted for its repeater network. These differences include some repeaters not being built in the exact locations, or with the same antenna heights, power levels, or antenna characteristics than set forth in the earlier STAs. Prior to making these filings, the Company reduced the power or discontinued operation of certain repeaters. As a result, the Company believes that service quality in portions of the affected metro areas has been somewhat reduced, including in terms of more frequent interruptions and/or occasional outages to the service. There has been no impact on the satellite signal. The Company continues to communicate with the staff of the FCC regarding these matters. In February 2007, the Company received a letter of inquiry from the FCC relating to these matters, to which the Company has responded. This proceeding may result in the imposition of financial penalties against the Company or adverse changes to its repeater network resulting from having repeaters turned off or otherwise modified in a manner that would reduce service quality in the affected areas.
These STA requests are distinct from (and if granted would modify) the STAs originally granted by the FCC relating to the Company commencing and continuing operation of the repeater network. As the Company has been disclosing for many years, the FCC has not yet issued final rules permitting the Company (or Sirius) to deploy terrestrial repeaters, and the Company has been deploying and operating its repeater network based on those early STAs and requests the Company has filed previously to extend the time periods of those STAs, which have expired. The Company (and Sirius) and others have been requesting that the FCC establish final rules for repeater deployment. On December 18, 2007, the FCC released a “Notice of Proposed Rulemaking and Second Further Notice of Proposed Rulemaking” seeking additional comment on the final rules for satellite radio repeaters. The Company is participating in this phase of the proceeding. There can be no assurance regarding the ultimate outcome of this matter, or its significance to the Company’s business, consolidated results of operations or financial position.
     Major League Baseball®
The Company has a multi-year agreement with Major League Baseball® to broadcast MLB games live nationwide. The Company paid $50 million for the 2005 season, $60 million (which included $10 million paid in October 2004) for the 2006, 2007 and 2008 seasons and will pay $60 million per year thereafter through 2012. MLB has the option to extend the agreement for the 2013, 2014 and 2015 seasons at the same $60 million annual compensation rate. The Company will also make incentive payments to MLB for XM subscribers obtained through MLB and baseball club verifiable promotional programs. No stock or warrants were included in this agreement. The agreement requires the Company to deposit $120 million into escrow or furnish other credit support in such amount. In July 2006, the Company furnished a $120 million two-year surety bond to MLB as part of an amendment to the agreement with MLB that permitted the Company to provide various types of credit support in lieu of its $120 million escrow deposit requirement. If the Company is unable to obtain other credit support acceptable to MLB, beginning May 15, 2008, MLB may have the right to require the surety to fund a $120.0 million escrow deposit. There can be no assurance that the Company will not have to reimburse the surety or otherwise deposit funds and incur additional indebtedness to meet the escrow deposit or credit support requirements, or that the Company will be able to do so in a timely fashion or at all, which would have a material adverse effect on the Company’s financial position.
(12) Condensed Consolidating Financial Information
The Company has certain series of debt securities outstanding that are guaranteed by Holdings and two of the Company’s subsidiaries, XM Equipment Leasing LLC, which owns certain terrestrial repeaters, and XM Radio Inc. These guarantees are full and unconditional and joint and several. Inc. is owned 100% by Holdings, while XM Equipment Leasing LLC and XM Radio Inc. are owned 100% by Inc. Satellite Leasing (702-4) LLT is a separate legal entity subject to consolidation by the Company, pursuant to FIN 46(R). Accordingly, the Company provides the following condensed consolidating financial information.

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(Continued)
XM SATELLITE RADIO INC., SUBSIDIARIES AND AFFILIATES
UNAUDITED CONDENSED CONSOLIDATING BALANCE SHEETS
AS OF MARCH 31, 2008

									XM
			XM	XMSR				Satellite	Holdings		Consolidated
	XM		Equipment	Non-		Consolidated	XM Satellite	Leasing	Non-		XM Satellite
	Satellite	XM Radio	Leasing	Guarantor		XM Satellite	Radio	(702-4),	Guarantor		Radio
(in thousands)	Radio Inc.	Inc.	LLC	Subsidiaries	Eliminations	Radio Inc.	Holdings Inc.	LLT	Subsidiaries	Eliminations	Holdings Inc.
Current assets:
Cash and cash equivalents	$169,036	$—	$17	$—	$—	$169,053	$42,483	$—	$6	$—	$211,542
Accounts receivable, net	56,657	—	—	—	—	56,657	—	—	—	—	56,657
Due from subsidiaries/affiliates	4,160	472,215	46,264	698,353	(1,220,948)	44	3,820	—	41,285	(45,149)	—
Due from related parties	15,075	—	—	—	—	15,075	78	—	—	—	15,153
Related party prepaid expenses	84,593	—	—	—	—	84,593	—	—	—	—	84,593
Prepaid programming content	70,817	—	—	—	—	70,817	—	—	—	—	70,817
Prepaid and other current assets	31,662	—	(8)	—	—	31,654	292	30,726	308	(30,881)	32,099

Total current assets	432,000	472,215	46,273	698,353	(1,220,948)	427,893	46,673	30,726	41,599	(76,030)	470,861
System under construction	—	—	—	—	—	—	161,772	—	—	—	161,772
Property and equipment, net	579,734	—	11,806	—	—	591,540	47,157	—	38,070	742	677,509
Investment in subsidiary/affiliates	1,306,176	—	—	—	(1,306,176)	—	(805,691)	—	—	805,691	—
DARS license	—	141,412	—	—	—	141,412	—	—	—	—	141,412
Intangibles, net	3,064	—	—	—	—	3,064	—	—	—	—	3,064
Deferred financing fees, net	29,054	—	—	—	—	29,054	3,492	—	—	—	32,546
Due from related party, net of current portion	4,697	—	—	—	—	4,697	—	—	—	—	4,697
Related party prepaid expenses, net of current portion	132,029	—	—	—	—	132,029	—	—	—	—	132,029
Investments	—	—	—	—	—	—	33,259	—	—	—	33,259
Prepaid and other assets, net of current portion	3,005	—	—	—	—	3,005	18,593	475,970	2,019	(494,562)	5,025

Total assets	$2,489,759	$613,627	$58,079	$698,353	$(2,527,124)	$1,332,694	$(494,745)	$506,696	$81,688	$235,841	$1,662,174

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NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
XM SATELLITE RADIO INC., SUBSIDIARIES AND AFFILIATES
UNAUDITED CONDENSED CONSOLIDATING BALANCE SHEETS
AS OF MARCH 31, 2008
(Continued)

									XM
			XM	XMSR				Satellite	Holdings		Consolidated
	XM		Equipment	Non-		Consolidated	XM Satellite	Leasing	Non-		XM Satellite
	Satellite	XM Radio	Leasing	Guarantor		XM Satellite	Radio	(702-4),	Guarantor		Radio
(in thousands)	Radio Inc.	Inc.	LLC	Subsidiaries	Eliminations	Radio Inc.	Holdings Inc.	LLT	Subsidiaries	Eliminations	Holdings Inc.
Current liabilities:
Accounts payable	$56,148	$—	$—	$—	$—	$56,148	$7,198	$(2,501)	$(3)	$(4,551)	$56,291
Accrued expenses	161,415	—	103	—	—	161,518	120	—	(31)	(441)	161,166
Accrued interest	54,733	—	—	—	—	54,733	2,333	7,639	—	(25,034)	39,671
Current portion of long-term debt	38,194	—	—	—	—	38,194	—	—	—	(29,216)	8,978
Due to related parties	64,819	—	—	—	—	64,819	—	—	—	—	64,819
Due to subsidiary/affiliates	1,192,969	271	2,726	25,917	(1,220,928)	955	—	—	4,601	(5,556)	—
Subscriber deferred revenue	423,066	—	—	—	—	423,066	—	—	—	—	423,066
Deferred income	—	—	—	—	—	—	13,416	30,726	—	(34,149)	9,993

Total current liabilities	1,991,344	271	2,829	25,917	(1,220,928)	799,433	23,067	35,864	4,567	(98,947)	763,984
Long-term debt, net of current portion	1,267,327	—	—	—	—	1,267,327	400,000	230,739	—	(231,247)	1,666,819
Subscriber deferred revenue, net of current portion	103,173	—	—	—	—	103,173	—	—	—	—	103,173
Deferred income, net of current portion	7,643	—	—	—	—	7,643	141,694	177,384	—	(202,912)	123,809
Other non-current liabilities	8,801	34,846	—	—	—	43,647	38,472	—	(1,314)	(38,646)	42,159

Total liabilities	3,378,288	35,117	2,829	25,917	(1,220,928)	2,221,223	603,233	443,987	3,253	(571,752)	2,699,944

Commitments and contingencies
Minority interest	—	—	—	—	—	—	—	—	—	60,208	60,208
Stockholders’ equity (deficit):
Capital stock	—	—	—	—	—	—	3,249	—	—	—	3,249
Accumulated other comprehensive income, net of tax	—	—	—	—	—	—	9,345	—	—	—	9,345
Additional paid-in-capital	3,336,065	146,271	60,759	286,765	(493,795)	3,336,065	3,199,554	47,939	47,219	(3,431,223)	3,199,554
Retained earnings (deficit)	(4,224,594)	432,239	(5,509)	385,671	(812,401)	(4,224,594)	(4,310,126)	14,770	31,216	4,178,608	(4,310,126)

Total stockholders’ equity (deficit)	(888,529)	578,510	55,250	672,436	(1,306,196)	(888,529)	(1,097,978)	62,709	78,435	747,385	(1,097,978)

Total liabilities and stockholders’ equity (deficit)	$2,489,759	$613,627	$58,079	$698,353	$(2,527,124)	$1,332,694	$(494,745)	$506,696	$81,688	$235,841	$1,662,174

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

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(Continued)
XM SATELLITE RADIO INC., SUBSIDIARIES AND AFFILIATES
UNAUDITED CONDENSED CONSOLIDATING BALANCE SHEETS
AS OF DECEMBER 31, 2007

									XM
			XM					Satellite	Holdings		Consolidated
			Equipment	XMSR Non-		Consolidated	XM Satellite	Leasing	Non-		XM Satellite
	XM Satellite	XM Radio	Leasing	Guarantor		XM Satellite	Radio	(702-4),	Guarantor		Radio
(in thousands)	Radio Inc.	Inc.	LLC	Subsidiaries	Eliminations	Radio Inc.	Holdings Inc.	LLT	Subsidiaries	Eliminations	Holdings Inc.
Current assets:
Cash and cash equivalents	$100,111	$—	$11	$—	$—	$100,122	$56,554	$—	$10	$—	$156,686
Accounts receivable, net	63,617	—	—	—	—	63,617	—	—	—	—	63,617
Due from subsidiaries/affiliates	4,015	428,973	43,250	683,745	(1,159,940)	43	5,667	—	39,324	(45,034)	—
Due from related parties	17,931	—	—	—	—	17,931	97	—	—	—	18,028
Related party prepaid expenses	80,610	—	—	—	—	80,610	—	—	—	—	80,610
Prepaid programming content	28,262	—	—	—	—	28,262	—	—	—	—	28,262
Prepaid and other current assets	38,937	—	—	—	—	38,937	170	30,726	182	(30,880)	39,135

Total current assets	333,483	428,973	43,261	683,745	(1,159,940)	329,522	62,488	30,726	39,516	(75,914)	386,338
System under construction	—	—	—	—	—	—	151,142	—	—	—	151,142
Property and equipment, net	611,116	—	14,805	—	—	625,921	48,124	—	38,571	(2,246)	710,370
Investment in subsidiary/affiliates	1,249,173	—	—	—	(1,249,173)	—	(702,323)	—	—	702,323	—
DARS license	—	141,412	—	—	—	141,412	—	—	—	—	141,412
Intangibles, net	3,379	—	—	—	—	3,379	—	—	—	—	3,379
Deferred financing fees, net	30,585	—	—	—	—	30,585	4,005	—	—	—	34,590
Due from related party, net of current portion	3,554	—	—	—	—	3,554	—	—	—	—	3,554
Related party prepaid expenses, net of current portion	137,586	—	—	—	—	137,586	—	—	—	—	137,586
Investments	—	—	—	—	—	—	36,981	—	—	—	36,981
Prepaid and other assets, net of current portion	1,880	—	—	—	—	1,880	15,817	478,745	1,998	(494,562)	3,878

Total assets	$2,370,756	$570,385	$58,066	$683,745	$(2,409,113)	$1,273,839	$(383,766)	$509,471	$80,085	$129,601	$1,609,230

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(Continued)
XM SATELLITE RADIO INC., SUBSIDIARIES AND AFFILIATES
UNAUDITED CONDENSED CONSOLIDATING BALANCE SHEETS
AS OF DECEMBER 31, 2007
(Continued)

									XM
			XM	XMSR				Satellite	Holdings		Consolidated
			Equipment	Non-		Consolidated	XM Satellite	Leasing	Non-		XM Satellite
	XM Satellite	XM Radio	Leasing	Guarantor		XM Satellite	Radio	(702- 4),	Guarantor		Radio
(in thousands)	Radio Inc.	Inc.	LLC	Subsidiaries	Eliminations	Radio Inc.	Holdings Inc.	LLT	Subsidiaries	Eliminations	Holdings Inc.
Current liabilities:
Accounts payable	$54,711	$—	$—	$—	$—	$54,711	$4,578	$(1,779)	$(2)	$(2,498)	$55,010
Accrued expenses	216,036	—	125	—	—	216,161	100	—	294	(441)	216,114
Accrued interest	29,395	—	—	—	—	29,395	583	1,829	—	(14,980)	16,827
Current portion of long- term debt	38,370	—	—	—	—	38,370	—	—	—	(29,217)	9,153
Due to related parties	65,746	—	—	—	—	65,746	—	—	—	—	65,746
Due to subsidiary/affiliates	1,132,143	271	2,581	25,757	(1,159,920)	832	—	—	6,717	(7,549)	—
Subscriber deferred revenue	416,361	—	—	—	—	416,361	—	—	—	—	416,361
Deferred income	—	—	—	—	—	—	13,338	30,725	—	(34,148)	9,915

Total current liabilities	1,952,762	271	2,706	25,757	(1,159,920)	821,576	18,599	30,775	7,009	(88,833)	789,126
Long- term debt, net of current portion	1,083,575	—	—	—	—	1,083,575	400,000	230,800	—	(233,736)	1,480,639
Subscriber deferred revenue, net of current portion	98,565	—	—	—	—	98,565	—	—	—	—	98,565
Deferred income, net of current portion	6,146	—	—	—	—	6,146	145,189	186,371	—	(212,818)	124,888
Other non- current liabilities	8,993	34,269	—	—	—	43,262	36,749	—	(1,314)	(38,128)	40,569

Total liabilities	3,150,041	34,540	2,706	25,757	(1,159,920)	2,053,124	600,537	447,946	5,695	(573,515)	2,533,787

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
XM SATELLITE RADIO INC., SUBSIDIARIES AND AFFILIATES
UNAUDITED CONDENSED CONSOLIDATING BALANCE SHEETS
AS OF DECEMBER 31, 2007
(Continued)

									XM
			XM	XMSR				Satellite	Holdings		Consolidated
			Equipment	Non-		Consolidated	XM Satellite	Leasing	Non-		XM Satellite
	XM Satellite	XM Radio	Leasing	Guarantor		XM Satellite	Radio	(702-4),	Guarantor		Radio
(in thousands)	Radio Inc.	Inc.	LLC	Subsidiaries	Eliminations	Radio Inc.	Holdings Inc.	LLT	Subsidiaries	Eliminations	Holdings Inc.
Commitments and contingencies
Minority interest	—	—	—	—	—	—	—	—	—	59,746	59,746
Stockholders’ equity (deficit):
Capital stock	—	—	—	—	—	—	3,221	—	—	—	3,221
Accumulated other comprehensive income, net of tax	—	—	—	—	—	—	8,966	—	—	—	8,966
Additional paid-in-capital	3,315,665	146,271	60,759	286,765	(493,795)	3,315,665	3,184,367	49,993	47,064	(3,412,722)	3,184,367
Retained earnings (deficit)	(4,094,950)	389,574	(5,399)	371,223	(755,398)	(4,094,950)	(4,180,857)	11,532	27,326	4,056,092	(4,180,857)

Total stockholders’ equity (deficit)	(779,285)	535,845	55,360	657,988	(1,249,193)	(779,285)	(984,303)	61,525	74,390	643,370	(984,303)

Total liabilities and stockholders’ equity (deficit)	$2,370,756	$570,385	$58,066	$683,745	$(2,409,113)	$1,273,839	$(383,766)	$509,471	$80,085	$129,601	$1,609,230

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
XM SATELLITE RADIO INC., SUBSIDIARIES AND AFFILIATES
UNAUDITED CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2008

			XM					Satellite	XM Holdings		Consolidated
			Equipment	XMSR Non-		Consolidated	XM Satellite	Leasing	Non-		XM Satellite
	XM Satellite	XM Radio	Leasing	Guarantor		XM Satellite	Radio	(702-4),	Guarantor		Radio
(in thousands)	Radio Inc.	Inc.	LLC	Subsidiaries	Eliminations	Radio Inc.	Holdings Inc.	LLT	Subsidiaries	Eliminations	Holdings Inc.
Revenue	$305,956	$43,241	$2,741	$—	$(45,982)	$305,956	$2,498	$8,986	$4,720	$(13,706)	$308,454
Cost of revenue	200,126	—	11	—	114	200,251	—	—	325	(1,996)	198,580
Research & development	11,020	—	—	—	—	11,020	—	—	—	—	11,020
General & administrative	30,791	—	—	—	—	30,791	69	—	3	(134)	30,729
Marketing	116,326	—	—	—	—	116,326	—	—	—	—	116,326
Depreciation & amortization	44,003	—	2,998	—	—	47,001	48	—	502	(2,068)	45,483

Total operating expenses	402,266	—	3,009	—	114	405,389	117	—	830	(4,198)	402,138

Operating income (loss)	(96,310)	43,241	(268)	—	(46,096)	(99,433)	2,381	8,986	3,890	(9,508)	(93,684)
Other income (expense):
Interest income	1,255	—	159	14,608	(14,767)	1,255	420	—	—	—	1,675
Interest expense	(45,240)	—	—	(159)	14,767	(30,632)	(512)	(5,748)	—	7,565	(29,327)
Loss from de-leveraging transactions	—	—	—	—	—	—	—	—	—	—	—
Loss from impairment of investments	—	—	—	—	—	—	—	—	—	—	—
Equity in net loss of affiliate	—	—	—	—	—	—	(4,177)	—	—	—	(4,177)
Minority interest	—	—	—	—	—	—	—	—	—	(3,238)	(3,238)
Other income (expense)	10,651	—	—	—	(10,907)	(256)	(127,050)	—	—	127,119	(187)

Net income (loss) before income taxes	(129,644)	43,241	(109)	14,449	(57,003)	(129,066)	(128,938)	3,238	3,890	121,938	(128,938)

Benefit from (provision for) deferred income taxes	—	(578)	—	—	—	(578)	(331)	—	—	578	(331)

Net income (loss)	$(129,644)	$42,663	$(109)	$14,449	$(57,003)	$(129,644)	$(129,269)	$3,238	$3,890	$122,516	$(129,269)

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
XM SATELLITE RADIO INC., SUBSIDIARIES AND AFFILIATES
UNAUDITED CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2007

			XM					Satellite	XM Holdings		Consolidated
			Equipment	XMSR Non-		Consolidated	XM Satellite	Leasing	Non-		XM Satellite
	XM Satellite	XM Radio	Leasing	Guarantor		XM Satellite	Radio	(702-4),	Guarantor		Radio
(in thousands)	Radio Inc.	Inc.	LLC	Subsidiaries	Eliminations	Radio Inc.	Holdings Inc.	LLT	Subsidiaries	Eliminations	Holdings Inc.
Revenue	$261,614	$37,665	$2,741	$—	$(40,405)	$261,615	$2,498	$4,723	$2,522	$(7,246)	$264,112
Cost of revenue	172,608	—	7	—	114	172,729	—	—	268	(1,887)	171,110
Research & development	7,310	—	—	—	—	7,310	—	—	—	—	7,310
General & administrative	32,807	—	—	—	—	32,807	136	—	1,367	(125)	34,185
Marketing	92,671	—	—	—	—	92,671	—	—	—	—	92,671
Depreciation & amortization	41,652		3,096	—	—	44,748	2,604	—	502	(972)	46,882

Total operating expenses	347,048	—	3,103	—	114	350,265	2,740	—	2,137	(2,984)	352,158

Operating income (loss)	(85,434)	37,665	(362)	—	(40,519)	(88,650)	(242)	4,723	385	(4,262)	(88,046)
Other income (expense):
Interest income	1,518	—	165	14,487	(14,652)	1,518	2,026	—	—	—	3,544
Interest expense	(41,762)	—	—	(165)	14,652	(27,275)	(855)	(3,026)	(517)	4,064	(27,609)
Loss from de-leveraging transactions	—	—	—	—	—	—	—	—	(2,965)	—	(2,965)
Loss from impairment of investments		—	—	—	—	—	—	—	—	—	—
Equity in net loss of affiliate	—	—	—	—	—	—	(5,425)	—	—	—	(5,425)
Minority Interest										(1,697)	(1,697)
Other income (expense)	10,688	—	—	—	(10,693)	(5)	(117,258)		—	117,707	444

Net income (loss) before income taxes	(114,990)	37,665	(197)	14,322	(51,212)	(114,412)	(121,754)	1,697	(3,097)	115,812	(121,754)

Benefit from (provision for) deferred income taxes	—	(578)	—	—	—	(578)	(684)	—	—	578	(684)

Net income (loss)	$(114,990)	$37,087	$(197)	$14,322	$(51,212)	$(114,990)	$(122,438)	$1,697	$(3,097)	$116,390	$(122,438)

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
XM SATELLITE RADIO INC., SUBSIDIARIES AND AFFILIATES
UNAUDITED CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2008

				XMSR				Satellite	XM Holdings		Consolidated
			XM	Non-		Consolidated	XM Satellite	Leasing	Non-		XM Satellite
	XM Satellite	XM Radio	Equipment	Guarantor		XM Satellite	Radio	(702-4),	Guarantor		Radio
(in thousands)	Radio Inc.	Inc.	Leasing LLC	Subsidiaries	Eliminations	Radio Inc.	Holdings Inc.	LLT	Subsidiaries	Eliminations	Holdings Inc.
Net cash (used in) provided by operating activities	$(108,795)	$—	$2,952	$—	$—	$(105,843)	$(2,137)	$2,776	$(4)	$(2,488)	$(107,696)
Cash flows from investing activities:
Purchase of property and equipment	(10,180)	—	—	—	—	(10,180)	—	—	—	—	(10,180)
Additions to system under construction	—	—	—	—	—	—	(6,688)	—	—	—	(6,688)
Net maturity (purchase) of restricted investments	—	—	—	—	—	—	—	—	—	—	—

Net cash (used in) provided by investing activities	(10,180)	—	—	—	—	(10,180)	(6,688)	—	—	—	(16,868)

Cash flows from financing activities:
Proceeds from exercise of warrants and stock options	—	—	—	—	—	—	77	—	—	—	77
Capital contributions from Holdings	5,262	—	—	—	—	5,262	(5,262)	—	—	—	—
Proceeds from borrowing on bank credit facility	187,500	—	—	—	—	187,500	—	—	—	—	187,500
Repayment on financing of a consolidated variable interest entity	—	—	—	—	—	—	(61)	—	—	—	(61)
Payments to minority interest holder	—	—	—	—	—	—	—	(2,776)	—	—	(2,776)
Payments on other borrowings	(2,488)	—	(2,946)	—	—	(5,434)	—	—	—	2,488	(2,946)
Deferred financing costs	—	—	—	—	—	—	—	—	—	—	—
Other, net	(2,374)	—	—	—	—	(2,374)	—	—	—	—	(2,374)
Net cash provided by (used in) financing activities	187,900	—	(2,946)	—	—	184,954	(5,246)	(2,776)	—	2,488	179,420

Net increase (decrease) in cash and cash equivalents	68,925	—	6	—	—	68,931	(14,071)	—	(4)	—	54,856
Cash and cash equivalents at beginning of period	100,111	—	11	—	—	100,122	56,554	—	10	—	156,686

Cash and cash equivalents at end of period	$169,036	$—	$17	$—	$—	$169,053	$42,483	$—	$6	$—	$211,542

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
XM SATELLITE RADIO INC., SUBSIDIARIES AND AFFILIATES
UNAUDITED CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2007

				XMSR				Satellite	XM Holdings		Consolidated
			XM	Non-		Consolidated	XM Satellite	Leasing	Non-		XM Satellite
	XM Satellite	XM Radio	Equipment	Guarantor		XM Satellite	Radio	(702-4),	Guarantor		Radio
(in thousands)	Radio Inc.	Inc.	Leasing LLC	Subsidiaries	Eliminations	Radio Inc.	Holdings Inc.	LLT	Subsidiaries	Eliminations	Holdings Inc.
Net cash (used in) provided by operating activities	$(45,409)	$—	$3,943	$—	$(56)	$(41,522)	$(42,399)	$—	$40,789	$—	$(43,132)
Cash flows from investing activities:
Purchase of property and equipment	(24,872)	—	—	—	—	(24,872)	—	(288,500)	—	288,500	(24,872)
Additions to system under construction	—	—	—	—	—	—	(73,132)	—	—	—	(73,132)
Proceeds from sale of assets	—	—	—	—	—	—	288,500	—	—	(288,500)	—
Net maturity (purchase) of restricted investments	—	—	—	—	—	—	—	—	1,702	—	1,702

Net cash (used in) provided by investing activities	(24,872)	—	—	—	—	(24,872)	215,368	(288,500)	1,702	—	(96,302)

Cash flows from financing activities:
Proceeds from exercise of warrants and stock options	—	—	—	—	—	—	1,857	—	—	—	1,857
Capital contributions from Holdings	109,397	—	—	—		109,397	(109,397)	—	—	—	—
Capital contributions from outside investor to minority interest	—	—	—	—	—	—	—	57,700	—	(57,700)	—
Proceeds from issuance of debt by minority interest	—	—	—	—	—	—	—	230,800	—	(230,800)	—
Proceeds from financing of a consolidated variable interest entity	—	—	—	—	—	—	—	—	—	288,500	288,500
Retirement of mortgages on corporate facilities	—	—	—	—	—	—	—	—	(38,877)	—	(38,877)
Payment of premiums on de-leveraging transactions		—	—	—	—	—	—	—	(2,965)	—	(2,965)
Payments on other borrowings		—	(3,975)	—	—	(3,975)	—	—		—	(3,975)
Deferred financing costs	(3,931)	—	—	—	—	(3,931)	—	—	—	—	(3,931)

Net cash provided by (used in) financing activities	105,466	—	(3,975)	—	—	101,491	(107,540)	288,500	(41,842)	—	240,609

Net increase (decrease) in cash and cash equivalents	35,185	—	(32)	—	(56)	35,097	65,429	—	649	—	101,175
Cash and cash equivalents at beginning of period	92,445	—	32	—	—	92,477	125,593	—	146	—	218,216

Cash and cash equivalents at end of period	$127,630	$—	$—	$—	$(56)	$127,574	$191,022	$—	$795	$—	$319,391